Prudential

Annuities Service Center
[P.O. Box 7960
Philadelphia, PA 19176
Tel 800.513.0805 Fax 800.207.7806
www.prudential.com/annuities]

Overnight, Certified, Registered Delivery:
Annuities Service Center
[1600 Malone Street
Millville, NJ 08332]

Prudential FlexGuard® Income [2.0] registered index-linked annuity

INDIVIDUAL SINGLE PREMIUM DEFERRED REGISTERED INDEX-LINKED VARIABLE ANNUITY

Issued by Pruco Life Insurance Company *(Pruco)*

1. OWNERSHIP INFORMATION

A. TYPE OF OWNERSHIP - Select One

[☐ Natural Person(s) ☐ Custodian ☐ Trust - *(Submit the Certificate of Entity Ownership for Trusts form with this application.)*]

B. OWNER Please complete all fields including email address.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Street address

City

State

Zip

Home phone

Mobile phone

Email address

C. JOINT OWNER - Not available if Owner is a Custodian or Trust or for Qualified Annuities. Joint Owner must be a natural person.

☐ Check here to designate the Joint Owners as each other's Primary Beneficiary.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address

City

State

Zip

Home phone ______ Relationship to Owner ______

D. ANNUITANT - Complete this Section if the Annuitant is different from the Owner or if the Owner is a Custodian or Trust.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ______ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address

City

State

Zip

Home phone

Mobile phone

Email address

1. OWNERSHIP INFORMATION *(continued)*

E. OPTIONAL OTHER ANNUITANT

For Custodial IRA contracts your Optional Other Annuitant will must be a **Contingent Annuitant**. For Non-Qualified contracts your Optional Other Annuitant will must be a **Joint Annuitant**.

☐ U.S. Citizen ☐ Resident Alien/Citizen of: ________ ☐ Male ☐ Female

Social Security Number *(all 9 digits required)*

Date of birth *(mm/dd/yyyy)*

Name *(First, Middle, Last, Suffix)* ☐ Address Same as Owner

Street address

City

State

Zip

Home phone

Relationship to Owner

2. BENEFICIARY INFORMATION

- Select Primary or Contingent Beneficiary type for each beneficiary. The beneficiary type will be Primary if not selected.
- Percentage for all Primary Beneficiaries must total 100%. Percentage for all Contingent Beneficiaries must total 100%.
- For more than 3 beneficiaries, use section 6 to provide all information requested below for each beneficiary.
- For Custodial IRA contracts, the Custodian must be listed as the sole Primary Beneficiary.

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address

City

State

Zip

Telephone Number

Email address

*TRUSTEE NAME AND DATE OF TRUST **REQUIRED ONLY** IF A TRUST IS LISTED AS BENEFICIARY*

Trustee Name

Date of Trust *(mm/dd/yyyy)*

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address

City

State

Zip

Telephone Number

Email address

Social Security Number *(all 9 digits required)* or Tax ID

Date of birth *(mm/dd/yyyy)*

☐ Primary ☐ Contingent

Name *(First, Middle, Last, Suffix, Trust, Custodian or Non-Qualified Entity)*

Relationship

% Percentage

Street address

City

State

Zip

Telephone Number

Email address

3. ANNUITY INFORMATION

A. TYPE OF CONTRACT TO BE ISSUED

☐ Non-Qualified ☐ IRA ☐ Roth IRA ☐ SEP-IRA: *Are you Self Employed?* ☐ *YES* ☐ *NO*
(For SEP-IRA, additional information is required in section 6.)

B. PURCHASE PAYMENT(S)

☐ Check here if multiple Purchase Payments will be received by Pruco (as a result of a transfer, exchange or rollover) and to authorize Pruco to delay issuance of your contract for the earlier of (a) [45] days from the application sign date or (b) until the number of expected Purchase Payments indicated below have been received. No interest will accrue on any Purchase Payments received before the issue date of your contract. Any subsequent Purchase Payments received after the contract issuance will require a new application.

Total Expected Amount $ ____________________

Total Number of Purchase Payments Expected ________

Source of Funds	Payment Type Qualified	Payment Type Non-Qualified	Expected Amount	Company Name *(if applicable)*	Account Number *(if applicable)*
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		
☐ Funds Enclosed w/ App ☐ Transfer/Exchange Form Provided ☐ Owner Requesting Funds	☐ Transfer ☐ Direct Rollover ☐ Rollover ☐ Contribution Tax Year[1] ________	☐ 1035 Exchange ☐ Contribution	$		

[1] *If no year is indicated, contribution defaults to current tax year. Contributions cannot be attributed to the previous tax year after the annual Internal Revenue Service (IRS) tax deadline.*

C. EXISTING COVERAGE AND REPLACEMENT QUESTIONS

Required: *Both the Owner Response and the Financial Professional Response columns must be completed*	Owner Response	Financial Professional Response
Does the Owner have any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO
Will this annuity replace or change any existing individual life insurance policies or annuity contracts?	☐ YES ☐ NO	☐ YES ☐ NO

If you answered yes to either of these questions, you may be required to submit a state replacement form along with the application.

4. ALLOCATION OPTIONS - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

We will allocate to the Index Strategies and/or the Fixed Account on the Issue Date, which establishes your Index Effective Date. These will be your standing allocations unless you provide alternate instructions prior to your Index Anniversary Date.

Index Strategy and Fixed Account Rates (Rates):

You will receive the Rates that were in effect on the application signed date provided we receive the application in Good Order within [15] calendar days from application signed date and your Index Effective Date is within [45] calendar days from the application signed date.

If both of these conditions are not met, you will receive the rates that are in effect on your Issue Date.

INDEX STRATEGIES

CAP RATE

____	Invesco QQQ ETF	1 Year	10% Buffer
____	iShares® Russell 2000 ETF	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	10% Buffer
____	Invesco QQQ ETF	1 Year	15% Buffer
____	iShares® Russell 2000 ETF	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer
____	S&P 500®	1 Year	15% Buffer
____	Invesco QQQ ETF	1 Year	30% Buffer
____	iShares® Russell 2000 ETF	1 Year	30% Buffer
____	MSCI EAFE	1 Year	30% Buffer
____	S&P 500®	1 Year	30% Buffer
____	S&P 500®	1 Year	100% Buffer
____	AB 500 Plus Index℠	3 Year	10% Buffer
____	iShares® Russell 2000 ETF	3 Year	10% Buffer
____	MSCI EAFE	3 Year	10% Buffer
____	S&P 500®	3 Year	10% Buffer
____	Invesco QQQ ETF	3 Year	10% Buffer
____	AB 500 Plus Index℠	3 Year	20% Buffer
____	iShares® Russell 2000 ETF	3 Year	20% Buffer

CAP RATE *Continued*

____	MSCI EAFE	3 Year	20% Buffer
____	S&P 500®	3 Year	20% Buffer
____	Invesco QQQ ETF	3 Year	20% Buffer
____	AB 500 Plus Index℠	6 Year	20% Buffer
____	Dimensional International Equity Focus Index	6 Year	20% Buffer
____	iShares® Russell 2000 ETF	6 Year	20% Buffer
____	MSCI EAFE	6 Year	20% Buffer
____	S&P 500®	6 Year	20% Buffer
____	AB 500 Plus Index℠	6 Year	30% Buffer
____	Dimensional International Equity Focus Index	6 Year	30% Buffer
____	iShares® Russell 2000 ETF	6 Year	30% Buffer
____	MSCI EAFE	6 Year	30% Buffer
____	S&P 500®	6 Year	30% Buffer
____	S&P 500®	6 Year	100% Buffer

DUAL DIRECTIONAL

____	S&P 500®	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	S&P 500®	6 Year	10% Buffer
____	S&P 500®	6 Year	15% Buffer
____	S&P 500®	6 Year	20% Buffer

4. ALLOCATION OPTIONS *(continued)* - *NOTE: ALL ELECTIONS MUST BE IN WHOLE PERCENTAGES, NOT DOLLARS*

ENHANCED CAP RATE - Spread A

____	S&P 500®	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer

ENHANCED CAP RATE - Spread B

____	S&P 500®	1 Year	10% Buffer
____	MSCI EAFE	1 Year	10% Buffer
____	S&P 500®	1 Year	15% Buffer
____	MSCI EAFE	1 Year	15% Buffer

PARTICIPATION RATE WITH CAP

____	AB 500 Plus Index℠	6 Year	10% Buffer
____	Dimensional International Equity Focus Index	6 Year	10% Buffer
____	Invesco QQQ ETF	6 Year	10% Buffer
____	iShares® Russell 2000 ETF	6 Year	10% Buffer
____	MSCI EAFE	6 Year	10% Buffer
____	S&P 500®	6 Year	10% Buffer
____	AB 500 Plus Index℠	6 Year	20% Buffer
____	Dimensional International Equity Focus Index	6 Year	20% Buffer
____	Invesco QQQ ETF	6 Year	20% Buffer
____	iShares® Russell 2000 ETF	6 Year	20% Buffer
____	MSCI EAFE	6 Year	20% Buffer
____	S&P 500®	6 Year	20% Buffer

STEP RATE PLUS

____	MSCI EAFE	1 Year	5% Buffer
____	S&P 500®	1 Year	5% Buffer
____	S&P 500®	1 Year	10% Buffer

TIERED PARTICIPATION RATE

____	AB 500 Plus Index℠	6 Year	5% Buffer
____	Dimensional International Equity Focus Index	6 Year	5% Buffer
____	iShares® Russell 2000 ETF	6 Year	5% Buffer
____	MSCI EAFE	6 Year	5% Buffer
____	S&P 500®	6 Year	5% Buffer
____	Invesco QQQ ETF	6 Year	5% Buffer
____	AB 500 Plus Index℠	6 Year	10% Buffer
____	Dimensional International Equity Focus Index	6 Year	10% Buffer
____	MSCI EAFE	6 Year	10% Buffer
____	S&P 500®	6 Year	10% Buffer

FIXED ACCOUNT OPTION

____ Fixed Account

Percentages among the Index Strategies and the Fixed Account must total 100%

Total ____ %

5. INDEX-LINKED VARIABLE INCOME BENEFIT

You must elect the Index-Linked Variable Income Benefit on a Single Protected Life or Joint Protected Lives basis. This election may be changed at any time prior to the start of income.

I am electing the following version of the Benefit:

☐ Single Protected Life

☐ Joint Protected Lives

☐ If your spouse is listed as the Primary Beneficiary in Section [2], check this box to designate your spouse as the Joint Protected Life unless Jointly Owned

5. INDEX-LINKED VARIABLE INCOME BENEFIT (Continued)

OR for custodial accounts please provide the following information regarding the spouse.

Name *(First, Middle, Last)* __________

☐ Male ☐ Female Date of birth __________ *(mm/dd/yyyy)*

Please check the box which best describes when you anticipate to begin taking income under this benefit:

☐ Immediately after the Waiting Period ☐ After ____ Years ☐ Not Sure

Completion and submission of an election form will be required to start income.

6. ELECTRONIC DELIVERY AUTHORIZATION

By giving my consent, I agree to all of the terms and conditions of this authorization to electronically receive any regulatory-required notices, disclosures, or other point-of-sale documents for the annuity upon successful registration and Consent at www.prudential.com.

How will Pruco electronically deliver ongoing communications and documents to you?

We will deliver annuity-related communications and documents to you electronically through your secure online account at www.prudential.com or, if required, by sending you an email. You will need to log into or register your online account to access your documents. You will receive online notification or an email to alert you that new annuity-related communications or documents are available for viewing.

What if I change my mind?

You may cancel your consent at any time after your annuity is issued by updating your online account. After that, all regulatory-required documents about your annuity and any other Pruco annuity product you own or may purchase, will be sent to you on paper at your address of record.

What if my contact information changes?

You must keep Pruco informed of any changes to your email address and all other contact information. To do so, you may make any such changes by updating your online account.

Should I maintain copies of the electronically delivered documents?

Yes. You should print or otherwise save electronic copies of your Consent and the annuity-related documents you receive electronically for your records. If you have any trouble with printing or saving, you should contact Pruco.

Can I get paper copies of the electronically delivered documents?

Yes. After your contract is issued, you may obtain paper copies of any documents related to the annuity or any other Pruco annuity you own at any time and without charge, by contacting Pruco at 1-800-513-0805.

Are there any hardware or software requirements to do business electronically with Pruco?

Yes. To access and retain the annuity-related documents that we deliver to you electronically, you must have access to a computer with an Internet connection. You must also have access to an email account that can send and receive emails, and be able to save the documents you receive electronically to a storage device for later reference or have the computer connect- ed to a printer so you can print out such documents. This access may incur charges from Internet service providers and local telephone or cable companies. These costs are your responsibility. In order to view PDF-formatted documents, you will need Adobe® Acrobat® viewer software. This software is available for download free of charge.

Please add ecommunications@prudential.com to your contact list in order to ensure you receive email notifications.

I hereby consent to Electronic Delivery and agree to the terms and conditions above: ☐ **Yes** ☐ **No**

7. FINANCIAL PROFESSIONAL AUTHORIZATION

Do you authorize your Financial Professional to perform Contract Maintenance,[and Provide Withdrawal Instructions] and provide Allocation Instructions as defined in the Definitions and Disclosures? **If not checked** we will assume that your answers are **"NO"**.

☐ Yes ☐ No Perform Contract Maintenance

☐ Yes ☐ No Provide Withdrawal Instructions *(must also allow Provide Allocation Instructions)*

☐ Yes ☐ No Provide Allocation Instructions

The contract owner can revoke this authorization by calling [800-513-0805].

8. ADDITIONAL INFORMATION

If needed for:

- Beneficiaries *(include Beneficiary's full social security number, name, address, date of birth, relationship to the owner, the Beneficiary type (Primary or Contingent) and the applicable percentage.)*
- SEP-IRA *(include Employer name, address and Employer Plan No.(if available).)*
- Interested Parties *(include name, social security number, date of birth and address.)*
- Special Instructions

9. IMPORTANT NOTICES, OWNER ACKNOWLEDGEMENTS AND SIGNATURE(S)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including insurance companies, to obtain, verify, and record information that identifies each person who opens an account, including an application for an annuity contract. When you apply for an annuity contract, we ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see identifying documents.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. By signing below, I acknowledge and represent that I have read, understand, and agree to the following statements:

- This registered index-linked annuity is suitable for my investment time horizon, goals and objectives and financial situation and needs; and
- I have received a current prospectus for this annuity; and
- additional Purchase Payments will not be accepted once the contract has been issued; and
- The value of the contract allocated to the Index Strategies may be affected by an external index, but the contract does not directly participate in any index; and
- Income Withdrawals under the Index Linked Variable Income Benefit cannot begin until completion of the Income Waiting Period; and
- Pruco may restrict Allocation Options available to me on the Income Effective Date and thereafter under the Index Linked Variable Income Benefit; and
- The charge for the Index-Linked Variable Income Benefit will reduce my Account Value and Index Strategy Base(s) by the percentage of the charge; and
- If I take a Partial Withdrawal (Income Withdrawal or Excess Income), Surrender my Annuity, annuitize my Annuity, reallocate from an Index Strategy or if a Death Claim is processed prior to completion of an Index Term, Pruco will use an Interim Value to determine the value of my Index Strategy on the Valuation Day of the transaction; and
- Annuity payments, benefits or surrender values, when based on the investment experience of the separate account allocation options, are variable and not guaranteed as to a dollar amount; and
- If I have purchased another Non-Qualified Annuity from Pruco or an affiliated company this calendar year that they will be treated as single annuity for purposes of determining the taxable portion of any distributions; and
- The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination; and
- The Annuity for which I am applying may not be traded on any stock exchange or secondary market; and
- I am not being compensated in any way for the purchase of the Annuity for which I am applying; and
- If I cancel this application at any time and for any reason then Pruco will automatically cancel any associated transfer of assets requests even in situations where a replacement application is submitted. In this latter scenario, a new transfer of assets request would be required. The new transfer of assets request could cause the Index Effective Date to differ from the date that would have been associated with the original application and transfer of assets request. Index Credits (positive or negative) are based on a number of factors including the applicable Index Strategy Rates and the Index Values, which are subject to daily fluctuation and measured from the Index Effective Date; and
- To the best of my knowledge and belief the statements made in this application are true and complete.

***REQUIRED:* State where this application was signed** ________

(If application is signed in a State other than the Owner's State of Residence, a Contract Situs Form is required.)

OWNER'S TAX CERTIFICATION (Substitute Form W-9) - To be completed only by U.S. persons (including U.S. citizens and resident aliens). If not a U.S. person, you are required to submit the applicable IRS Form W-8 series.

Under penalties of perjury, I certify that the taxpayer identification number listed on this form is my correct SSN/EIN and I am a U.S. citizen or other U.S. person (including resident aliens). I further certify that I am exempt from backup withholding and/or FATCA reporting unless I check the applicable box(es) below:

☐ I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the failure to report all interest or dividends. Prudential is required to withhold income tax on any payments which include interest and dividends when the owner is subject to backup withholding.

☐ I am subject to the reporting requirements of the Foreign Account Tax Compliance Act (FATCA).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNING HERE ➧ ________ ________

Owner Signature *(or trustee or custodian, if applicable)* | Date of Signature *(mm/dd/yyyy)*

TITLE *(if any)* ➧ ________

If you are signing on behalf of an entity, trust or under a power of attorney, you must indicate your capacity immediately after your signature – i.e., title or position held within the entity, trustee designation, power of attorney or attorney-in-fact. We must receive a copy of your power of attorney document with your annuity application.

SIGN HERE ➧ ________ ________

Joint Owner Signature* | Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ________ ________

Annuitant Signature *(if different from Owner)** | Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ________ ________

Joint / Contingent Annuitant Signature *(if different from Joint Owner)** | Date of Signature *(mm/dd/yyyy)*

*If you are signing under a power of attorney, you must indicate your capacity immediately after your signature – i.e., power of attorney or attorney-in-fact. We must receive a copy of your power of attorney document with your annuity application.

10. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS AND SIGNATURE(S)

FINANCIAL PROFESSIONAL STATEMENT

I am authorized, appointed and licensed to recommend and sell this registered index-linked annuity. I have reviewed all training materials provided by Pruco and completed all training required by Pruco and applicable laws. I have fully discussed and explained to the Owner the annuity features and charges, including applicable restrictions and any non-guaranteed elements, and all relevant suitability considerations, both favorable and unfavorable, that support the basis for my recommendation.

I represent that:

This annuity is suitable and in the best interest of the Owner based on information provided by the Owner as to his/her/their investment time horizon, goals and objectives, financial situation, and insurance needs; the basis for this recommendation has been communicated by me to the Owner and documented as may be required; and when I made this annuity recommendation, I did so in my capacity as registered representative of an SEC registered broker-dealer that is a member of FINRA; complied with Regulation Best Interest and/ or FINRA rules; and provided the Owner with all disclosures required under such regulations and rules.

SIGN HERE ➧ ____________________
Financial Professional Signature

Date of Signature *(mm/dd/yyyy)*

SIGN HERE ➧ ____________________
Financial Professional Signature

Date of Signature *(mm/dd/yyyy)*

A. FINANCIAL PROFESSIONAL(S) USE ONLY

☐ Commission Option A [☐ Commission Option B ☐ Commission Option C]

Please contact your home office for available Commission Options or with any questions.

Name *(First, Middle, Last)*

Percentage ____ %

ID Number

Telephone Number

Email address

Name *(First, Middle, Last)*

Percentage ____ %

ID Number

Telephone Number

Email address

B. BROKER/DEALER USE ONLY

Name: ____________________

FOR BROKER/DEALER USE ONLY

Networking No.

Annuity No. (If established)